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                                                                    Exhibit 23.1




                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    Goodwin Square
                                  225 Asylum Street
                                 Hartford, CT  06103
                                    (860) 293-3500


                                       October 10, 1997


American Skiing Company
P.O. Box 450
Sunday River Access Road
Bethel, ME  04217


    Re:  REGISTRATION STATEMENT NO. 333-33483


Gentlemen:

    We refer to the Registration Statement on Form S-1, No. 333-33483 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by American Skiing Company, a Maine corporation (the "Company"), with the Securities and Exchange Commission (the "Commission").

    We consent to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.
 In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                  Very truly yours,



                                  /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  -------------------------------------------
                                  LeBoeuf, Lamb, Greene &
                                  MacRae, L.L.P.